Exhibit 99.1

Dec 8, 2014

Howard Glickberg, Vice Chairman and Grandson of Fairway Market Founder, Retires; Will Remain On Board of Iconic Grocery That Is ‘Like No Other Market’

(New York - December 8, 2014): Howard Glickberg, who took his grandfather’s fruit and vegetable stand on 74th and Broadway in New York City and, as the longtime Chief Executive Officer and more recently as Vice Chairman of Real Estate Development, build it into the iconic Fairway Market (NASDAQ: FWM) with 15 locations across the tri-state New York/New Jersey/Connecticut region, will retire from the company effective immediately.

The announcement was made today by Jack Murphy, Fairway Market’s CEO, who added that Mr. Glickberg would remain on the company’s Board.

“Howie has been indefatigable and indispensable to Fairway’s growth over the past four decades,” said Mr. Murphy. “It was his vision to bring together the corner butcher, bakery, cheese monger, fish market, and farmer’s market all under one roof, and add in an unparalleled selection of traditional, specialty and organic groceries at the best prices. All this has brought Fairway iconic status and enabled the company to truly earn the moniker “Like No Other Market.”

Fairway’s Executive Chairman Charles Santoro echoed these sentiments and added, “On behalf of all of us at Fairway, I want to extend a heartfelt thank you to Howie for his great contributions and support over the many years we have all worked together in building Fairway. Although Howie has stepped down from his every day duties, we are pleased he will continue to play an important role on our Board.”

Mr. Glickberg, who began unofficially “working” at Fairway as a child when he would accompany his father to the original 74th St. and Broadway location and then officially while a college student, said it was simply time to step down.

“I’ve dedicated the past 40 years of my life to building the world’s greatest food store,” said Mr. Glickberg, who is a “young 67” years old. “It’s been my life’s work 24 hours a day, seven days a week. In the past when I would take a little vacation, I would somehow wind up visiting a supermarket. And if I saw an apple out of place I would fix it. So I’ve never traveled anywhere without Fairway on my mind.”

Mr. Glickberg said that he plans on spending the next 40 years doing just that-traveling - as well as fishing, playing golf and “just relaxing. I’ve earned the right not to have to fix that out-of-place apple anymore.”

He noted that his grandfather Nathan would be “amazed” and “proud” that the “small fruit and vegetable stand he opened more than 80 years ago has evolved into a company that is beloved by so many people across the tri-state region.”

Mr. Glickberg said he shares Fairway’s success with the “tens of thousands of dedicated employees and the millions of dedicated customers” with whom he has had the pleasure of working and serving the past four decades, and stressed that “without all of them, Fairway would not have become the icon that it has.”

Mr. Glickberg began his full-time involvement with Fairway Market in 1974 - six years after he graduated from C.W. Post College and after a stint as a stockbroker and a part-time staff member at a fish market. In 1975, to build the company, he partnered with David Sneddon and Harold Seybert. They began adding specialty items, expanding the space and emphasizing fresh fruit and vegetables that is at the core of all Fairway Markets.

For the next three decades, he and his dedicated team helped to make Fairway Market an icon in New York City and the food store with the highest volume per square foot of any in the country. When he decided to open a store in Harlem, he “ignored anyone who said he was crazy,” believing that high quality merchandise at the best prices is what every consumer wants. Fairway was welcomed into its neighborhood in 1995, where it continues to thrive.

Locations in Plainview, Long Island and Red Hook, Brooklyn followed over the next several years, before Sterling Investment Partners acquired a controlling interest in the company and infused it with capital in order to facilitate greater expansion. There are now 15 Fairway Markets and three Fairway Wine and Spirits locations.

Mr. Glickberg said he is “especially proud that we’ve always been more than just a grocery retailer. We’ve always been - and I know we will always continue to be - a friend, a neighbor, a family.”

He pointed to Fairway’s commitment to supporting charitable organizations in the neighborhoods in which the stores are located, as well as its ongoing programs benefiting police, fire, and military personnel.

His proudest moments, he said, came in the wake of the 9/11 tragedy, when Fairway provided food and meals to first responders for at least a month, and following Hurricane Sandy when, despite its own Red Hook store being destroyed, Fairway donated truckloads of food and prepared thousands of free Thanksgiving and holiday meals for displaced families, and kept all 300 Red Hook Fairway employees on staff by providing free transportation to other Fairway stores.

Mr. Glickberg and Fairway Market have earned accolades and awards along the way including Entrepreneur of the Year from Deloitte & Touche, Business of the Year by the Westside Chamber of Commerce, Top 50 Influential Businessman in NYC by Crain’s, Top 50 Retailer by The Gourmet Retailer, Outstanding Specialty Food Retailers from Specialty Food, and Consumer Deal of the Year by M&A Magazine. Fairway was also listed on Inc.’s top 5000 fastest growing private companies for 2008, 2009, and 2010.

About Fairway Market

Fairway Market is a growth-oriented food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”®. Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries. Fairway is headquartered in New York, New York. For more information, please visit Fairway’s website at www.fairwaymarket.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results. Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new and existing stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to improve same store sales; our ability to maintain or improve our operating margins; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; our ability to achieve the anticipated benefits of our centralized production facility; the geographic concentration of our stores; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report or Form 10-K for the fiscal year ended March 30, 2014, and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

From: FAIRWAY MARKET

Contact:
DKC Public Relations
Bruce Bobbins
(212) 981-5190 (office)
(908) 586-5742 (cell)